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                                                              EXHIBIT (8)(f)(ii)



                     FIRST AMENDMENT DATED DECEMBER 31, 2007
                                       TO
                  RULE 22c-2 SHAREHOLDER INFORMATION AGREEMENT


     The Shareholder Information Agreement made and entered into as of October 16, 2006, as amended by and among T. Rowe Price Services, Inc., T. Rowe Price Investment Services, Inc., and CUNA Mutual Life Insurance Company, is hereby amended as follows:

WHEREAS, effective as of December 31, 2007, CUNA Mutual Life Insurance Company, an Iowa mutual life insurance company, will merge with and into CUNA Mutual Insurance Society, an Iowa mutual life insurance company; and

WHEREAS, in light of this merger, the parties desire to amend the Shareholder Information Agreement.

NOW THEREFORE, the parties do hereby agree as follows:

1. "CUNA Mutual Life Insurance Company" is hereby replaced throughout the Rule 22c-2 Shareholder Information Agreement with "CUNA Mutual Insurance Society."

2. All other terms and provisions of the Rule 22c-2 Shareholder Information Agreement are not amended herein shall remain in full force and effect.

3.   The foregoing changes shall be effective as of December 31, 2007.

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     IN WITNESS WHEREOF, each party has caused a duly authorized officer or representative to execute this Agreement.


                                         T. ROWE PRICE INVESTMENT SERVICES, INC.


                                         By: /s/ Laura Chasney
                                             -----------------------------------
                                         Name:  Laura Chasney
                                         Title: Vice President
                                         Date:  December 14, 2007


                                         T. ROWE PRICE SERVICES, INC.


                                         By: /s/ Laura Chasney
                                             -----------------------------------
                                         Name:  Laura Chasney
                                         Title: Vice President
                                         Date:  December 14, 2007


                                         CUNA MUTUAL INSURANCE SOCIETY


                                         By: /s/ Steven R. Suleski
                                             -----------------------------------
                                         Name:  Steven R. Suleski
                                         Title: Vice President
                                         Date: